UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2011

Li3 Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54303	20-3061907
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Av. Pardo y Aliaga 699
Of. 802
San Isidro, Lima, Peru
(Address of principal executive offices, including zip code)

(51) 1-212-1880
(Registrant’s telephone number, including area code)

Copy to:
Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report and its exhibits contain “forward-looking statements.” All statements other than statements of historical facts included in this report and its exhibits, including without limitation, statements regarding our financial position, estimated working capital, business strategy, the plans and objectives of our management for future operations and those statements preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should,” or similar expressions or variations on such expressions are forward-looking statements. We can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements, including, but not limited to: the results of initial exploration, and the determination by us and POSCAN of whether to pursue any of the contemplated transactions; our ability to raise additional capital to complete exploration, development and commercialization of the Maricunga Project and other opportunities; future findings and economic assessment reports; our ability to obtain the necessary operating permits and environmental approvals; our ability to identify appropriate corporate acquisition and/or joint venture opportunities in the lithium mining sector and to establish the technical and managerial infrastructure and raise the required capital to take advantage of, and successfully participate in, such opportunities; future economic conditions; political stability; and lithium prices.  For further information about certain risks we face, see “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on October 6, 2011.

Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this Report to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 1.01	Entry into a Material Definitive Agreement

We have entered into a Contractor Services Agreement, dated as of November 23, 2011 (the “Agreement”), with R&M Global Advisors, Inc. (“Contractor”), an entity controlled by Eric E. Marin, our Interim Chief Financial Officer.  Pursuant to the  Agreement, we have retained Mr. Marin’s services as our Interim Chief Financial Officer for a term beginning on September 15, 2011, and continuing for six months thereafter with provision for automatic renewal for successive six month periods unless either provides notice of non-renewal.  Under the Agreement, we will pay Contractor an initial fee of $15,000 plus a monthly fee (the “Base Fee”) of $15,000 per month, commencing retroactively on September 15, 2011.  Commencing in 2012, on each September 15 during the term, the Base Fee may be increased at the sole discretion of our Board of Directors.  In addition, the Agreement provides that we shall pay all expenses incurred in providing such services.  We may terminate Mr. Marin’s services upon thirty days prior written notice or immediately in the event of Cause (as defined in the Agreement).  Similarly, Contractor may terminate Mr. Marin’s services upon thirty days written notice or immediately in the case of Good Reason (as defined in the Agreement).

The foregoing is a summary of the principal terms of the Agreement and is qualified in its entirety by the detailed provisions thereof, a copy of which is filed as an exhibit to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

The following Exhibits are being filed with this Report.

Exhibit Number	Description

99.1	Contractor Services Agreement dated November 23, 2011, between the Company and R&M Global Advisors, Inc.

[Signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Dated: November 29, 2011	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer